Exhibit 1.01
CITIGROUP FUNDING INC.
Index Warrants, Series W-A
SELLING AGENCY AGREEMENT
November 22, 2006
New York, New York
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
(the “Agent”)
Ladies and Gentlemen:
          Citigroup Funding Inc., a Delaware corporation (the “Company”) and Citigroup Inc., a Delaware corporation (the “Guarantor”), confirm their agreement with each of you with respect to the issue and sale by the Company of its Index Warrants, Series W-A, in registered form (the “Warrants”), which Warrants are fully and unconditionally guaranteed (the “Guarantee”) by the Guarantor. The Warrants may be denominated in U.S. dollars, foreign currencies or composite currencies (the “Specified Currency”) as may be specified in the applicable Pricing Supplement (as defined herein) relating to any particular issue of Warrants.
          The Warrants will be issued under a warrant agreement (the “Warrant Agreement”), dated as of November 22, 2006, among the Company, the Guarantor and U.S. Bank National Association, as warrant agent (the “Warrant Agent”). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Warrants will be issued only in fully registered form, and the Warrants will have the exercise date(s) or exercise period(s), exchange date(s), expiration date(s) and other terms set forth in the applicable Pricing Supplement (as defined herein). The Warrants will be issued, and the terms thereof established, in accordance with the Warrant Agreement and the Warrant Administrative Procedures attached hereto as Exhibit A (as they may be amended from time to time, the “Warrant Procedures”) (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Warrant Procedures with respect to the Warrants issued pursuant to such Terms Agreement). The Warrant Procedures may only be amended by written agreement of the Company, the Guarantor and the Agent after notice to, and with the approval of, the Warrant Agent.
          For purposes of this Agreement, the term “Agent” shall refer to you and to any additional agents appointed as a party to this Agreement pursuant to Section 2(c) hereof, acting solely in your capacity as agent for the Company pursuant to Section 2(a) and not as principal; the term “Purchaser” shall refer to you acting solely as principal pursuant to Section 2(b) and not as agent; and the term “you” shall refer to you and any other Agent collectively, whether at any time you are acting in both such capacities or in either such capacity.

          Any reference herein to the Registration Statement, the Base Prospectus, any Prospectus Supplement or any Pricing Supplement (each, as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act of 1934 (the “Exchange Act”) on or before the most recent date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective (the “Effective Date”) or the issue date of the Base Prospectus, any Prospectus Supplement or any Pricing Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Prospectus Supplement or any Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Prospectus Supplement or any Pricing Supplement, as the case may be, deemed to be incorporated therein by reference.
          1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of you as set forth below in this Section 1.
          (a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933 (the “Securities Act”) and have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405, (File No. 333-132370), including a related base prospectus dated March 10, 2006 (the “Base Prospectus”), for registration under the Securities Act of the offering and sale of the Warrants. Such automatic shelf registration statement, including exhibits and financial statements but excluding all Forms T-1 and any prospectus supplement or pricing supplement relating to the Warrants that is filed with the Commission pursuant to Rule 424(b) and deemed part of such automatic shelf registration statement pursuant to Rule 430B, as amended on each Effective Date, is referred to herein as the “Registration Statement.” Such Registration Statement, including any amendments thereto filed prior to the date of this Agreement, became effective upon filing. The Company and the Guarantor have filed with the Commission a final prospectus supplement relating to the Warrants and the plan of distribution thereof (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). As filed, the Prospectus Supplement contained all information required by the Securities Act and the rules thereunder, and was in all substantive respects in the form furnished to you prior to the date of filing; provided that the terms of a particular offering of the Warrants will be set forth in a supplement to the Prospectus Supplement (a “Pricing Supplement”) which the Company and the Guarantor will file with the Commission in accordance with Rule 424(b). The Registration Statement, as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date of this Agreement;
          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;
          (c) On each Effective Date, the Registration Statement did, and when the Prospectus Supplement was first filed in accordance with Rule 424(b) and on the Commencement Date (as defined in Section 2(a) below) and on the date of delivery of and payment for a particular issue of Warrants (the “Settlement Date”), the Prospectus Supplement did and any supplements thereto will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the Commencement Date and on the Settlement Date, the Prospectus did not and any supplement thereto will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the trustee under each of (x) the indenture dated as of June 1, 2005 among the Company, the Guarantor and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), (y) the indenture dated as of June 1, 2005 among the Company, the Guarantor and The Bank of New York and (z) the indenture dated as of June 1, 2005 among the Company, the Guarantor and Deutsche Bank Trust Company Americas or (ii) the information contained in or omitted from the Registration Statement or the Prospectus Supplement or applicable Pricing Supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of either Agent specifically for inclusion in the Registration Statement or Prospectus (and any supplement thereto);
          (d) As of the time sales of a particular offering of the Warrants are confirmed (the “Time of Sale”), the Disclosure Package (as defined below), when taken together with the terms of the Warrants set forth in the Pricing Supplement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein. The “Disclosure Package” means (i) the Base Prospectus, as amended and supplemented most recently prior to the Time of Sale, (ii) any relevant prospectus supplement, (iii) the related preliminary Pricing Supplement, if any, used most recently prior to the Time of Sale and (iv) any applicable issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each an “Issuer Free Writing Prospectus”), filed with the Commission under Rule 433 prior to the Time of Sale;

          (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Warrants in reliance on the exemption in Rule 163 and (iv) at the Time of Sale (with such time being used as the determination date for purposes of this clause (iv)), each of the Company and the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Warrants within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);
          (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Warrants and (ii) as of the Time of Sale (with such time being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor be considered an Ineligible Issuer;
          (g) Each Issuer Free Writing Prospectus and Final Term Sheet (as defined in Section 4(g) below) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement or pricing supplement deemed to be a part thereof that has not been superseded or modified. The foregoing two sentences do not apply to statements in or omissions from the Issuer Free Writing Prospectus or Final Term Sheet based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein;
          (h) The Warrants have been duly authorized and, when executed and authenticated in accordance with the Warrant Agreement and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefits of the Warrant Agreement (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Warrant Agreement has been duly authorized by the Company; and the Warrant Agreement conforms to the description thereof in the Prospectus as amended or supplemented to relate to such issuance of Warrants;
          (i) The Guarantees have been duly authorized and, when the Warrants have been executed, authenticated and delivered by the Guarantor in accordance with the Warrant Agreement, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Warrant Agreement; and

          (j) Since the date of the most recent financial statements included in the Prospectus or the Disclosure Package, each as amended or supplemented, there has not been any material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus or the Disclosure Package, each as amended or supplemented.
          2. Appointment of Agent. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Warrants to you acting as principal at a discount for your own account or for resale to one or more investors or other dealers and the Company’s right to sell Warrants directly to investors on its own behalf or through other agents, the Company hereby appoints and authorizes the Agent to act as its agent to solicit offers for the purchase of all or part of the Warrants from the Company.
          (a) Solicitations of Offers to Purchase Warrants. Following the Commencement Date (defined below), the Company shall notify the Agent from time to time as to the commencement of a period during which the Warrants may be offered and sold by the Agent (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through the Agent shall have been suspended by the Company or the Agent as provided hereunder, being herein referred to as an “Offering Period”). The initial Offering Period shall begin on November 22, 2006 (the “Commencement Date”). On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Agent agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Warrants from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Warrant Procedures. The Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest to purchase the Warrants received by the Agent as agent. The Company shall have the sole right to accept offers to purchase the Warrants and may reject any such offer in whole or in part. The Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Warrants, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Warrants in its capacity as agent of the Company, the Agent is acting solely as agent for the Company, and not as principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of the Warrants (other than any such obligation or relationship which the Agent assumes independently of this Agreement). The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Warrants has been solicited by the Agent and accepted by the Company, but the Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will the Agent be obligated to purchase any Warrants for its own account. It is understood and agreed, however, that you may purchase the Warrants as principal pursuant to Section 2(b).
          The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Warrants. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of offers to purchase Warrants from the Company until such time as the Company has advised them that such solicitation may be resumed.
          The Company agrees to pay the Agent a commission, on the Settlement Date with respect to each sale of Warrants by the Company as a result of a solicitation made by the Agent, in an amount agreed upon by the Agent and the Company. Such commission shall be payable as specified in the Warrant Procedures. Without the prior approval of the Company, the Agent (acting on an agency basis) may not reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Warrants.
          Subject to the provisions of this Section 2 and to the Warrant Procedures, offers for the purchase of Warrants may be solicited by the Agent as agent for the Company at such time and in such amounts as the Agent shall deem advisable. The Company may from time to time offer Warrants for sale otherwise than through the Agent; provided, however, that so long as this Agreement is in effect the Company shall not solicit or accept offers to purchase Warrants through any agent other than the Agent.
          If the Company defaults in its obligations to deliver Warrants to a purchaser whose offer it has accepted, the Company and the Guarantor shall indemnify and hold you harmless against any loss, claim or damage arising from or as a result of such default by the Company.
          (b) Purchases of Warrants. Subject to the terms and conditions stated herein, whenever the Company and you determine that the Company shall sell Warrants directly to you as principal (in such capacity, the “Purchaser”), each such sale of Warrants shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a “Terms Agreement.” Each Terms Agreement shall describe the Warrants to be purchased by the Purchaser pursuant thereto and shall specify the terms of the offered Warrants. A Terms Agreement may also specify certain provisions relating to the reoffering of such Warrants by the Purchaser. Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Warrants shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth.
          Delivery of the Warrants sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Settlement Date specified in the Terms Agreement against payment of funds to the Company in the net amount due to the Company for such Warrants by the method and in the form set forth in the Warrant Procedures, unless otherwise agreed to between the Company and the Purchaser.
          Any Warrant sold to a Purchaser (i) shall be purchased by such Purchaser at a price agreed to between the Company and the Purchaser in a Terms Agreement, and (ii) unless otherwise specified in such Terms Agreement, may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Warrants purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.
          (c) Additional Agents. Notwithstanding paragraph 2(a) or 2(b) above, the Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities as an Agent under this Agreement, for the duration of this Agreement (subject to Section 7 hereof) or on an issue by issue basis, pursuant to a letter (an “Agent Accession Confirmation”) substantially in the form of Exhibit C or Exhibit E to this Agreement, as appropriate, provided that any such additional party shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Company pursuant to a letter (an “Agent Accession Letter”) substantially in the form of Exhibit D or Exhibit F to this Agreement, as appropriate, whereupon it shall, subject to the terms and conditions of this Agreement, the relevant Agent Accession Letter and the relevant Agent Accession Confirmation, become a party to this Agreement as an Agent, as specified in the relevant Agent Accession Letter, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. The Company shall promptly notify the Guarantor, the Warrant Agent and the other Agents of any such appointment, but only in the event that any such additional Agent is appointed for the duration of this Agreement.
          3. Offering and Sale of Warrants. The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Warrant Procedures.
          4. Agreements. (A) The Company and the Guarantor agree with you that:
          (a) At any time during an Offering Period or during the time a prospectus relating to the Warrants is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), prior to amending or supplementing the Registration Statement or the Prospectus, the Company and the Guarantor will furnish the Agent and Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agent, with a copy of each proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, or a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Warrants) and will not file any such proposed amendment or supplement to which they reasonably object. The Company and the Guarantor will cause each amendment of or supplement to the Prospectus to be filed promptly with the Commission pursuant to Rule 424(b). If the Prospectus is amended or supplemented (other than by a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Warrants), the Agent shall be furnished with such information relating to such filing as it may reasonably request, and the Agent shall not be obligated to solicit offers to purchase Warrants so long as it is not reasonably satisfied that such amendment or supplement complies in all material respects with the provisions of the Securities Act and the Exchange Act. At any time during an Offering Period or during the time a prospectus relating to the Warrants is required to be delivered under the Securities Act, the Company and the Guarantor will promptly advise the Agent of (i) the filing of any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Warrants), (ii) the filing of any amendment to the Registration Statement, (iii) the receipt by the Company or the Guarantor of comments from the Commission relating to or requests by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Warrants for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) If, at any time prior to the filing of the related Pricing Supplement pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company and the Guarantor will (1) notify promptly the Agent so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Agent in such quantities as the Agent may reasonably request.
          (c) At any time during an Offering Period, the Company and the Guarantor will comply with all requirements imposed upon them by the Securities Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Warrants as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of the Company and the Guarantor, during such period it is necessary to amend or supplement the Registration Statement or the Prospectus or file a new registration statement to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will notify the Agent to suspend the solicitation of offers to purchase the Warrants and to cease sales of any Warrants. To the extent required under the provision in the last sentence of this subsection (c), the Company and the Guarantor promptly will amend or supplement the Registration Statement or the Prospectus or file a new registration statement (at the expense of the Company and the Guarantor) so as to correct such statement or omission or effect such compliance and will use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus (and any supplements thereto). If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agent pursuant to subsections (m), (n) and (o) of this Section 4(A) in connection with the preparation and filing of such amendment or supplement, are reasonably satisfactory in all respects to the Agent, in its sole discretion, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, the Agent will resume solicitation of offers to purchase Warrants hereunder. Notwithstanding the foregoing, neither the Company nor the Guarantor shall be required to comply with the provisions of subsection (c) of this Section 4(A) during any period from the time the Agent shall have been notified to suspend the solicitation of offers to purchase the Warrants in its capacity as Agent (whether under this subparagraph (c) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Warrants should be resumed; provided that if the Agent holds any Warrants purchased as principal pursuant to a Terms Agreement, the Company and the Guarantor shall comply with the provisions of subsection (c) of this Section 4(A) during the period when a prospectus relating to the Warrants is required to be delivered pursuant to the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172).
          (d) The Guarantor will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Guarantor’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, of the Guarantor’s proxy statements pursuant to Section 14 of the Exchange Act.
          (e) The Company and the Guarantor will use their best efforts to qualify the Warrants for sale under the securities laws of such jurisdictions as the Agent reasonably designates, to maintain such qualifications in effect so long as required for the distribution of the Warrants and, if requested by the Agent, to arrange for the determination of the legality of the Warrants for purchase by institutional investors, except that neither the Company nor the Guarantor shall be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
          (f) Upon request, the Company and the Guarantor will furnish to the Agent and counsel for the Agent, without charge, signed copies of the Registration Statement (including exhibits thereto) and the Prospectus and, so long as delivery of a prospectus relating to the Warrants by the Agent may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each additional prospectus supplement, Pricing Supplement and Issuer Free Writing Prospectus and any supplements thereto as the Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to each offering that are required to be prepared, furnished or delivered by it.
          (g) Upon request, the Company will prepare a final term sheet, containing solely a description of final terms of the Warrants and the offering thereof (a “Final Term Sheet”), in a form approved by the Agent and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

          (h) (i) Each of the Company and the Guarantor agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Agent, and (ii) the Agent agrees with the Company and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Warrants that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Final Term Sheet and any free writing prospectus prepared by the Agent in connection with a specific offering of the Warrants and approved for use by the Company and the Guarantor. Any such free writing prospectus consented to by the Agent or the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (i) So long as any of the Warrants are outstanding, the Guarantor agrees to furnish to the Agent, upon its reasonable request, as soon as available, all reports and financial statements filed by or on behalf of the Guarantor with the Commission or any national securities exchange. The Guarantor shall be deemed to have furnished such information to the Agent if (i) such reports and financial statements are generally available on, and can be printed and/or downloaded from, the Securities and Exchange Commission’s internet website, www.sec.gov (or any other website of which the Guarantor notifies the Agent), and (ii) the Agent has been notified by the Guarantor that such reports and financial statements have been filed with the Securities and Exchange Commission.
          (j) The Company and the Guarantor shall, whether or not any sale of Warrants is consummated or this Agreement is terminated, pay all expenses incident to the performance of their obligations under this Agreement and under any Terms Agreement, including, without limitation, the fees and disbursements of its accountants and counsel; the cost of printing (or other production) and delivery of the Registration Statement, the Prospectus, any Pricing Supplements, Final Term Sheets or Issuer Free Writing Prospectuses, all amendments thereof and supplements thereto, the Warrant Agreement, and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Warrants; the fees and disbursements (including reasonable fees of counsel) incurred in connection with the qualification of the Warrants for sale and determination of eligibility for investment of the Warrants under the securities or blue sky laws of such jurisdictions as the Agent may reasonably designate; the fees and disbursements of the Warrant Agent; the fees of any agency that rates the Warrants, if applicable; the fees and expenses in connection with any listing of the Warrants on the Chicago Board Options Exchange, The NASDAQ Stock Market, the American Stock Exchange or such other securities exchange agreed to by the Company; the fees and expenses incurred with respect to any filing with the NASD; the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as counsel for the Agent, or other counsel reasonably satisfactory to the Agent, the Company and the Guarantor; and such other expenses, including, without limitation, advertising expenses as may be agreed upon by the Agent, the Company and the Guarantor; provided, however, that with respect to any purchase of Warrants by you as principal pursuant to a Terms Agreement, the fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP or other counsel to you shall not be paid by either the Company or the Guarantor.
          (k) During the term of this Agreement, the Company and the Guarantor shall furnish to the Agent such relevant documents and certificates of officers of the Company and the Guarantor relating to the business, operations and affairs of the Company and the Guarantor, the Registration Statement, the Prospectus, any Pricing Supplement, Final Term Sheet and Issuer Free Writing Prospectus, any amendments thereof or supplements thereto, the Warrant Agreement, the Warrants, this Agreement, the Warrant Procedures, any Terms Agreement and the performance by the Company and the Guarantor of their obligations hereunder or thereunder as the Agent may from time to time reasonably request. The Company and the Guarantor shall promptly notify the Agent orally, followed by written notice, of any downgrading or of the receipt by either of them of any notice of any intended downgrading in the rating accorded any securities of either the Company or the Guarantor by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services or, if one of them no longer rates the securities of either the Company or the Guarantor, another “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2).
          (l) If any issue of Warrants is to be listed on the Chicago Board Options Exchange, The NASDAQ Stock Market, the American Stock Exchange or such other securities exchange agreed to by the Company, as specified in the applicable Pricing Supplement, the Company and the Guarantor will use their best efforts to obtain the listing of such issue of Warrants on such securities exchange, to furnish to such securities exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing, and to cause such listing to be continued so long as any of the Warrants of such issue remain outstanding.
          (m) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Warrants, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Agent reasonably deem immaterial), the Company and the Guarantor will deliver or cause to be delivered forthwith to the Agent a certificate of the Company and the Guarantor, signed by (A) on behalf of the Company, the Chairman, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary and, (B) on behalf of the Guarantor, the Chairman, any Vice Chairman, any Vice President, the principal financial officer, the General Counsel, the Controller, any Deputy Controller or the principal accounting officer and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or another officer or officers acceptable to the Agent), dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 5(b) (iii) that was last furnished to the Agent (either pursuant to Section 5(b) (iii) or pursuant to this

Section 4(A)(m)) are true and correct at the time of the effectiveness of such amendment or the time of filing of such supplement or document, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) (iii) but modified, if necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate.
          (n) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Warrants, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Agent reasonably deems immaterial), the Company and the Guarantor shall furnish to or cause to be furnished forthwith to the Agent the written opinion of the General Counsel, Finance and Capital Markets of the Guarantor, or other counsel for the Company and/or the Guarantor reasonably satisfactory to the Agent, dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Agent, to the effect set forth in Exhibit G hereto. In lieu of such opinion, counsel last furnishing such an opinion to the Agent may furnish to the Agent a letter to the effect that the Agent may rely on such last opinion to the same extent as though it were dated the date of such letter and authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such letter).
          (o) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Warrants, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Agent reasonably deems immaterial), the Guarantor shall cause KPMG LLP, Independent Registered Public Accounting Firm, forthwith to furnish the Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement or document, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter of such independent public accountants referred to in Section 5(b)(iv) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.
          (p) Each acceptance by the Company of an offer for the purchase of Warrants and each sale of Warrants to you as principal shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in or made pursuant to this Agreement are true and correct in all material respects at the time of such acceptance or sale, as the case may be, as though made at and as of such time, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or its agent, or an Agent, or you acting as principal, of the Warrants relating to such acceptance, as the case may be, as though made at and as of such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).
          (q) Anything to the contrary in this Section 4 notwithstanding, if, at the time of any required notice, amendment or supplement to the Registration Statement or the Prospectus, the Company shall have instructed the Agent to suspend solicitation of offers to purchase the Warrants in the Agent’s capacity as agent of the Company and the Agent does not then hold any Warrants acquired by it as principal pursuant to a Terms Agreement, neither the Company nor the Guarantor shall be obligated to furnish or cause to be furnished any notice, certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of offers to purchase the Warrants should be resumed; and provided, further, that, prior to resuming such solicitation the Agent shall be entitled to receive any such notices, certificates, opinions or letters not previously furnished, accurate as of the date of such notice, certificate, opinion or letter.
          (r) The Company, the Guarantor and their respective affiliates will comply with the provisions of U.S. Treasury Regulations 1.163-5(c)(2)(i)(D)(1) and (2).
          (B) The Agent represents to and agrees with the Company and the Guarantor that:
          (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (“Relevant Implementation Date”), it has not made and will not make an offer of Warrants to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Warrants which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Warrants to the public in that Relevant Member State at any time:
     (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (2) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (3) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Warrants to the public” in relation to any Warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Warrants to be offered so as to enable an investor to decide to purchase or subscribe the Warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.
          (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Warrants in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor.
          (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Warrants in, from or otherwise involving the United Kingdom.
          (d) It and each of its affiliates have not offered or sold, and will not offer or sell, the Warrants by means of any document to persons in Hong Kong other than persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Warrants other than with respect to the Warrants to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.
          (e) It will not offer or sell any Warrants directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
          (f) It is aware of the fact that no securities prospectus (Wertpapierprospekt) under the German Securities Prospectus Act (Wertpapierprospektgesetz, the “Prospectus Act”) has been or will be published in respect of the Warrants in the Federal Public of Germany and that it will comply with the Prospectus Act and all other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of the Warrants.
          (g) No Warrants have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to qualified investors (investisseurs qualifiés) and/or to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; and that the direct or indirect resale to the public in France of any Warrants acquired by any qualified investors (investisseurs qualifiés) and/or any investors belonging to a limited circle of investors (cercle restreint d’investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code of Monétaire et Financier and applicable regulations thereunder; and that none of the Pricing Supplement, the Prospectus Supplement, the Prospectus or any other offering materials relating to the Warrants has been released, issued or distributed to the public in France except to qualified investors (investisseurs qualifiés) and/or to a limited circle of investors (circle restreint d’investisseurs) mentioned above.
          5. Conditions to the Obligations of the Agent. The Agent’s obligations to solicit offers to purchase Warrants as agent of the Company, the Agent’s obligation to purchase Warrants as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other Agent to purchase Warrants from the Company will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantor herein contained, to the accuracy of the statements of the officers of the Company and the Guarantor made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed (in the case of the Agent’s obligations to solicit offers to purchase Warrants, at the time of such solicitation, and, in the case of any Purchaser’s obligation to purchase Warrants, at the time the Company accepts the offer to purchase such Warrants and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:
          (a) On the corresponding Settlement Date:
          (i) The Prospectus, and any supplements thereto, have been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (ii) There shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, the Guarantor and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus and any Pricing Supplements (exclusive of any supplement thereto) the effect of which, in any case referred to above, is, in the sole judgment of the Agent after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Warrants as contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Warrants by the Agent as principal, as disclosed to the Agent in writing by the Company and the Guarantor before the Company accepted the offer to purchase such Warrants.

          (iii) With respect to the Warrants: There shall not have occurred any (x) suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of the Guarantor’s common stock by the Commission or the New York Stock Exchange, (y) declaration of a general moratorium on commercial banking activities by either federal or New York state authorities or exchange controls shall have been imposed by the United States or (z) any outbreak or escalation of hostilities, any declaration by the United States of war or national emergency or other calamity or crisis the effect of which on financial markets is such to as to make it, in the Agent’s sole judgment, after consultation with the Company, impracticable or inadvisable to proceed with the offering of the Warrants as contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Warrants by the Agent as principal, for any such event occurring before the Company accepted the offer to purchase such Warrants.
          (iv) There shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s senior or subordinated debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, except as disclosed to the Agent in writing by the Company and the Guarantor before the Company accepted the offer to purchase such Warrants.
     (b) On the Commencement Date and, if called for by any agreement by the Agent to purchase Warrants as principal, on the corresponding Settlement Date:
          (i) The Company and the Guarantor shall have furnished to the Agent the opinion of the General Counsel, Finance and Capital Markets of the Guarantor (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Agent) on the Commencement Date, and, on the Settlement Date will furnish the opinion of the General Counsel, Finance and Capital Markets of the Guarantor (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Agent) and, if called for by a Terms Agreement, the opinion of other counsel, dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit G hereto.
          (ii) The Agent shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agent (or other counsel reasonably acceptable to the Agent, the Company and the Guarantor), an opinion dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit H hereto.
          (iii) The Company and the Guarantor shall have furnished to the Agent a certificate of the Company and the Guarantor, signed by (A) on behalf of the Company: the Chairman, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary and (B) on behalf of the Guarantor: the Chairman, any Vice Chairman, the President, any Vice President, Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the

Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or another officer or officers acceptable to the Agent), dated the Commencement Date or the Settlement Date, as the case may be, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, the Disclosure Package and this Agreement and that:
          (A) the respective representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company and the Guarantor have complied in all material respects with all the respective agreements and satisfied all the conditions on their part to be performed or satisfied as a condition to the obligations of the Agent under this Agreement;
          (B) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, have been threatened or communicated by the Commission to the Company or the Guarantor as being contemplated by it under the Securities Act; and
          (C) since the date of the most recent financial statements included in the Prospectus or the Disclosure Package, each as amended and supplemented, there has been no material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus or the Disclosure Package, as amended or supplemented.
          (iv) KPMG LLP or another nationally recognized independent registered public accounting firm shall have furnished to the Agent a letter or letters, dated the Commencement Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agent, to the effect set forth in Exhibit I and Exhibit J hereto.
          (v) The Company and the Guarantor shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.
          The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agent, at One Liberty Plaza, New York, New York 10006, on the Commencement Date or the Settlement Date, as the case may be.
          6. Indemnification and Contribution. (a) The Company and the Guarantor agree to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Warrants as originally filed or in any amendment thereof, or in the Base Prospectus, any prospectus supplement, any preliminary or final Pricing Supplement or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.
          (b) The Agent agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to the Agent, but only with reference to written information relating to the Agent furnished to the Company or the Guarantor by the Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Agent may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Guarantor and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Agent on the other from the offering of the Warrants; provided, however, that in no case shall (i) the Agent (except, if there are two or more Agents appointed hereunder, as may be provided in any agreement among Agents relating to the offering of the Warrants) be responsible for any amount in excess of the discount or commission applicable to the Warrants purchased by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Agent shall be deemed to be equal to the total discounts and commissions, in each case as set forth in the Pricing Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company or the Guarantor, as applicable, within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, who shall have signed the Registration Statement and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company or the Guarantor, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).
          7. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 7. This Agreement may be terminated by either the Company and the Guarantor as to the Agent, or by the Agent, by giving written notice of such termination to the Agent or the Company and the Guarantor, as the case may be. The termination of this Agreement shall not require termination of any agreement by you to purchase Warrants as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, neither the Company and the Guarantor, on the one hand, nor the Agent, on the other hand, shall have any liability to each other, except as provided in the first sentence of the fourth paragraph of Section 2(a), the last proviso of Section 4(A)(b), and Sections 4(A)(g), 4(A)(h), 6, 8 and 11, and except that, if at the time of termination an offer to purchase any of the Warrants has been accepted by the Company but the time of delivery to the purchaser or its agent of the Warrant or Warrants relating thereto has not occurred, the representations and warranties of the Company and the Guarantor stated in Section 2 and the Company’s obligations under the Warrant Procedures and in Sections 2(c), 4(A)(a), 4(A)(b), 4(A)(c), 4(A)(e), 4(A)(i), 4(A)(j), 4(A)(k), 4(A)(1), 4(A)(m), 4(A)(o), 4(A)(q), 4(A)(r) and 5 shall also remain in full force and effect and not be terminated until the delivery of such Warrants.
          8. Representations and Indemnities to Survive. With respect to the Agent’s solicitation of offers to purchase Warrants as agent of the Company or your obligation to purchase Warrants as principal pursuant to any Terms Agreement or otherwise, the respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, the Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Warrants for a period extending to the earlier of (i) three years from the corresponding Settlement Date for such Warrants or (ii) the expiration of any applicable statute of limitations governing such solicitation or purchase of Warrants.
          9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agent, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to the Agent, at the address specified on the first page hereof; or, if sent to the Company, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no: (212) 816-3619); and if sent to the Guarantor, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at Citigroup Inc., 425 Park Avenue, New York, New York 10043, Attention: General Counsel, Finance and Capital Markets.
          10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof. Nothing expressed or implied in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof except to the extent provided for in Section 5 hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No Purchaser of Warrants shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations of you hereunder may not be assigned without the prior written consent of the Company and the Guarantor.
          11. Waivers. Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a “Right”) shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.
          12. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (i) the purchase and sale of the Warrants pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, (ii) the Agent is acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (iii) the Company’s engagement of the Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent has advised or is currently advising the Company or the Guarantor on related or other matters). The Company and the Guarantor agree that they will not claim that the Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

          13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Agent, or any of them, with respect to the subject matter hereof.
          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and you.

Very truly yours, CITIGROUP FUNDING INC.
By:	/s/ Geoffrey S. Richards
	Name:	Geoffrey S. Richards
	Title:	Vice President and Assistant Treasurer

CITIGROUP INC.
By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Richard T. Chang
	Name:	Richard T. Chang
	Title:	Managing Director

EXHIBIT A
CITIGROUP FUNDING INC.
Index Warrants, Series W-A, Administrative Procedures
November 22, 2006
          The Index Warrants, Series W-A (the “Warrants”) of Citigroup Funding Inc. (the “Company”), any payments due on which are fully and unconditionally guaranteed by (the “Guarantee”) Citigroup Inc. (the “Guarantor”), are to be offered on a continuing basis. Citigroup Global Markets Inc. has agreed, as agent, to solicit purchases of Warrants issued in fully registered form. (The term “Agent” when used in these Administrative Procedures, means Citigroup Global Markets Inc.) The Agent will not be obligated to purchase Warrants for its own account. The Warrants are being sold pursuant to a Selling Agency Agreement among the Company, the Guarantor, and the Agent dated the date hereof (the “Agency Agreement”). The Warrants have been registered with the Securities and Exchange Commission (the “Commission”). U.S. Bank National Association is the warrant agent (the “Warrant Agent”) under the warrant agreement, dated as of November 22, 2006, under which the Warrants will be issued (the “Warrant Agreement”). The Warrants will be unsecured general obligations of the Company and the Guarantee of the Warrants will be unsecured general obligations of the Guarantor.
          The Agency Agreement provides that Warrants may also be purchased by the Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by the Agent acting solely as principal, unless otherwise agreed to between the Company, the Guarantor and the Agent acting as principal.
          Each Warrant will be represented by either a Global Warrant (as defined hereinafter). Each Global Warrant representing the Warrants will be delivered to U.S. Bank National Association, acting as custodian for The Depository Trust Company or any successor depositary selected by the Company (“DTC”, which term, as used herein, includes any successor depositary selected by the Company), and will be recorded in the book-entry system maintained by DTC (a “Book-Entry Warrant”). An owner of a Book-Entry Warrant will not be entitled to receive a certificate representing such Warrant.
          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agent and the Warrant Agent in writing of those persons handling administrative responsibilities with whom the Agent and the Warrant Agent are to communicate regarding orders to purchase Warrants and the details of their delivery.
          Administrative procedures and specific terms of the offering are explained below. Book-Entry Warrants will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC’s operating requirements. Unless

Ex. A

otherwise defined herein, terms defined in the Warrant Agreement, the Agency Agreement, the Warrants or the Prospectus Supplement relating to the Warrants shall be used herein as therein defined. To the extent the procedures set forth below conflict with the provisions of the Warrants, the Warrant Agreement, DTC’s operating requirements or the Agency Agreement, the relevant provisions of the Warrants, the Warrant Agreement, DTC’s operating requirements and the Agency Agreement shall control.
Administrative Procedures
          In connection with the qualification of the Book-Entry Warrants for eligibility in the book-entry system maintained by DTC, the Warrant Agent will perform the custodial, document control and administrative functions described below for the Warrants. U.S. Bank National Association will perform such functions in accordance with its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system.

Issuance:	On any date of issuance (as defined under “Issuance” below) for one or more Book-Entry Warrants, the Company will issue a single global warrant in fully registered form (a “Global Warrant”) representing up to U.S.$500,000,000 in aggregate amount of all such Book-Entry Warrants of the same series that have the same Original Issue Date (as defined below), Exercise Date (as defined below), Exercise Settlement Date (as defined below), Settlement Amount (as defined in the Warrant Agreement), and any other relevant terms (collectively, the “Terms”). Each Global Warrant will be dated and issued as of the date of its issuance. Each Global Warrant will bear an Original Issue Date, which will be (i) with respect to an original Global Warrant (or any portion thereof), the Original Issue Date specified in such Global Warrant and (ii) following a consolidation of Global Warrants, with respect to the Global Warrant resulting from such consolidation, the date of authentication of such resulting Global Warrant. No Global Warrant will represent any Certificated Warrant.

Registration:	Global Warrants will be issued only in fully registered form. Each Global Warrant will be registered in the name of CEDE & CO., as nominee for DTC, on the register for the Warrants (the “Register”) maintained under the Warrant Agreement. The purchaser of a Book-Entry Warrant (or one or more indirect participants in DTC designated by such purchaser) will provide registration and delivery instructions for such Warrant to the Agent and the Warrant Agent. The ownership interest of a beneficial owner in such Book-Entry Warrant will be recorded in the book-entry system maintained by DTC through the separate records of one or more participants in DTC.

Transfers:	Transfers of a Book-Entry Warrant will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Warrant.

Ex. A-2

Denominations:	Unless otherwise agreed to by the Company, Book-Entry Warrants will be issued in notional amounts of U.S.$10 or any amount in excess thereof that is an integral multiple of U.S.$10. Global Warrants will be denominated in amounts not in excess of U.S.$500,000,000 (or the equivalent thereof). If one or more Book-Entry Warrants having an aggregate amount in excess of U.S.$500,000,000 (or the equivalent thereof) would, but for the preceding sentence, be represented by a single Global Warrant, then one Global Warrant will be authenticated and issued to represent each U.S.$500,000,000 aggregate amount (or the equivalent thereof) of such Book-Entry Warrant or Warrants and an additional Global Warrant will be authenticated and issued to represent any remaining amount of such Book-Entry Warrant or Warrants. In such a case, each of the Global Warrants representing such Book-Entry Warrant or Warrants shall be assigned the same CUSIP number.

Exercise Date /Exercise Settlement Date:	The applicable Pricing Supplement will specify the date(s) on which (each such date, as it may be extended by the Company, an “Exercise Date”), including the date of any Automatic Exercise (as defined in the Warrant Agreement) of such Warrants, and the date(s) on which the payment upon exercise of the Warrants shall be made (each such date, the “Exercise Settlement Date”).

Settlement Amount:	Payments Upon Exercise, Including Automatic Exercise. On or about the third Business Day prior to each Exercise Date, the Company will notify the Warrant Agent or, if applicable, the relevant Paying Agent, in writing, of the amount of cash or quantity of underlying assets due and payable on each Global Warrant exercisable, including through automatic exercise, on such Exercise Date (such amount, the “Settlement Amount”). If a Calculation Agent is appointed with respect to any series of Warrants, the Calculation Agent will notify the Company and the Warrant Agent or, if applicable, the relevant Paying Agent, in writing, of such Settlement Amount. Upon notification from the Company or, if applicable, the Calculation Agent, the Warrant Agent or, if applicable, the relevant Paying Agent will notify DTC of such Settlement Amount. The Warrant Agent and the Company will confirm the Settlement Amount with respect to each such Global Warrant on or about the second Business Day preceding the Exercise Date of such Global Warrant. On or before such Exercise Settlement Date, the Company will pay to the Warrant Agent or, if applicable, the relevant Paying Agent, the Settlement Amount at the times and in the manner set forth below under “Manner of Payment.” The Warrant Agent or, if applicable, the relevant Paying Agent, will pay the Settlement Amount to Warrantholders through DTC at the times and in the manner set forth

Ex. A-3

below under “Manner of Payment.” If any Exercise Settlement Date of a Global Warrant representing Book-Entry Warrants is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Exercise Settlement Date. Promptly after payment to DTC of the Settlement Amount, the Warrant Agent shall cancel such Global Warrant, pursuant to Section 3.07 of the Warrant Agreement.

Manner of Payment. Unless otherwise specified in any Terms Agreement relating to a particular issue of Warrants, the Exercise Settlement Date procedures with respect to duly exercised Cash Settled Warrants shall be as follows:
A.	Cash Settled Warrants. By 9:30 A.M., New York City time, on the Exercise Settlement Date, the Company shall make payment of the Cash Settlement Amount in immediately available funds to an account (the “Payment Account”) designated by the Warrant Agent or, if applicable, the relevant Paying Agent. The Warrant Agent or, if applicable, the relevant Paying Agent, shall withdraw from the Payment Account the Settlement Amount, and by 11:00 A.M., New York City time, on the Exercise Settlement Date, shall credit such Settlement Amount to the account of the former holder of such exercised Warrants specified in, and in accordance with, the instructions of such former holder contained in such former holder’s exercise notice (in the form set out in the applicable Pricing Supplement, an “Exercise Notice”); provided, however, that the Warrant Agent or, if applicable, the relevant Paying Agent, will not be obligated to make such payments unless funds sufficient to pay the Settlement Amount have been provided to it.

Exercise Procedures:	Procedures for exercise, including automatic exercise, of Warrants of a series shall be as set forth in the Warrant Agreement, unless otherwise provided in the Pricing Supplement and/or Terms Agreement applicable to such series.

Ex. A-4

Procedure for Price Setting and Posting:	The Company and the Agent will discuss from time to time the aggregate amount and the issuance price of Book-Entry Warrants that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of any Book-Entry Warrants in respect of which the Agent is to solicit orders (the setting of such prices to be referred to herein as “posting”) or if the Company decides to change prices previously posted by it, it will promptly advise the Agent of the prices to be posted.

Acceptance and Rejection of Orders:	Unless otherwise instructed by the Company, the Agent will advise the Company promptly by telephone or other means of electronic communication of all orders to purchase Book-Entry Warrants received by the Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agent, the Company has the sole right to accept orders to purchase Book-Entry Warrants and may reject any such orders in whole or in part.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Warrant is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Book-Entry Warrant, will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), will deliver such number of copies thereof to the Agent as the Agent shall request. The Agent will file such Pricing Supplement with the NASD and cause a Prospectus and such Pricing Supplement to be delivered to the purchaser of such Book-Entry Warrant or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

Copies of the appropriate number of Pricing Supplements shall be delivered to the Agent at the following addresses by 11:00 A.M. (New York City time) on the Business Day following the acceptance of an offer by or on behalf of the Company: to Citigroup Global Markets Inc., Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, N.Y. 11220, with a copy to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: CFI Warrant Program Manager.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Ex. A-5

Suspension of Solicitation; Amendment or Supplement:	Subject to the representations, warranties and covenants of the Company and the Guarantor contained in the Agency Agreement, the Company may instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Warrants. Upon receipt of such instructions, the Agent will forthwith suspend solicitation until such time as the Company has advised it that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for issuance, the Company will promptly advise the Agent and the Warrant Agent (or, if applicable, the relevant Paying Agent) whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement (or the notice provided for in Rule 173(a) under the Securities Act, if applicable), may be delivered in connection with the issuance of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

Delivery of Rule 173 Notice:	The Agent will comply with the requirements of Rule 173(a) under the Securities Act.

Confirmation:	For each order to purchase a Book-Entry Warrant solicited by the Agent and accepted by or on behalf of the Company, the Agent will issue a confirmation, which confirmation may be delivered by facsimile or other electronic transmission, to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Issuance:	The receipt by the Company of immediately available funds in payment for a Book-Entry Warrant and the authentication and issuance of the Global Warrant representing such Book-Entry Warrant shall constitute “issuance” with respect to such Book-Entry Warrant, and the date of such issuance, the “Issue Date.” All orders accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for issuance set forth below unless the Company and the purchaser agree to issuance on another day which shall be no earlier than the Business Day succeeding the date of sale. In all cases, the Company will notify the Warrant Agent (or, if applicable, the relevant Paying Agent) on the date issuance instructions are given.

Issuance Procedures:	Issuance Procedures with regard to each Book-Entry Warrant sold by the Company to or through the Agent, except pursuant to a Terms

Ex. A-6

Agreement, shall be as follows:
A.	The Agent will advise the Company by telephone (or by facsimile or other acceptable written means) that such Warrant is a Book-Entry Warrant and of the following issuance information:
1.	Amount and number of Warrants.

2.	Series.

3.	Expiration Date.

4.	The CUSIP number of the Global Warrant representing such Book-Entry Warrant.

5.	Exercise Date(s) or Exercise Period(s).

6.	Exercise Settlement Date(s).

7.	Issue Date.

8.	Specified currency.

9.	Denominated currency, Indexed Currency, Base Exchange Rate, and the Determination Date, if applicable.

10.	Price.

11.	Agent’s commission, determined as provided in the Agency Agreement.

12.	Any other terms necessary to describe the Book-Entry Warrant.
B.	The Company will advise the Warrant Agent by written telecommunication or electronic transmission of the information set forth in Issuance Procedure “A” above. Each such communication by the Company shall constitute a representation and warranty by the Company to the Warrant Agent (or, if applicable, the relevant Paying Agent) and the Agent that (i) such Warrant is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Warrant, and the Global Warrant representing such Warrant, will conform with the terms of the Warrant Agreement.

Ex. A-7

C.	The Agent will submit an Eligibility Questionnaire to DTC’s Underwriting Department and the Warrant Agent or, if applicable, the relevant Paying Agent, will confirm the terms of the Warrants with DTC’s Underwriting Department.

D.	The Warrant Agent or, if applicable, the relevant Paying Agent, and the Agent will call DTC’s closing room to confirm that the Book-Entry Warrant can be credited to the Agent’s participant account at DTC (free of payment).

E.	The Agent will deliver the Book-Entry Warrants to the beneficial owners thereof in accordance with the delivery instructions of the purchasers of such Warrants, against payment of the purchase price for such Warrants, and will, upon receipt of funds from such purchasers, credit to an account of the Company specified by the Company funds available for immediate use in the amount paid to the Agent.

Warrant Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Warrant Agent or, if applicable, the relevant Paying Agent, to risk or expend its own funds in connection with any payment to the Company, DTC, the Agent or the purchaser, it being understood by all parties that payments made by the Warrant Agent or, if applicable, the relevant Paying Agent, to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to the Warrant Agent or, if applicable, the relevant Paying Agent, for such purpose.

Authenticity of Signatures:	The Company will cause the Warrant Agent to furnish the Agent from time to time with the specimen signatures of each of the Warrant Agent’s officers, employees or agents who has been authorized by the Warrant Agent to authenticate Book-Entry Warrants, but the Agent will not have any obligation or liability to the Company or the Warrant Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Warrant Agent on any Book-Entry Warrant. All references to the “Warrant Agent” in this section shall be deemed to be to the “Paying Agent” to the extent applicable.

Payment of Expenses:	The Agent shall forward to the Company, on monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Ex. A-8

Advertising Costs:	The Company will determine with the Agent the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Warrants. Advertising expenses will be paid by the Company.

Ex. A-9

EXHIBIT B
FORM OF TERMS AGREEMENT
[ ], 2006
Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, NY 10013
Attention: Assistant Treasurer
Subject in all respects to the terms and conditions contained in the Selling Agency Agreement dated November 22, 2006 (the “Selling Agency Agreement”), among Citigroup Global Markets Inc., Citigroup Funding Inc. and Citigroup Inc., the undersigned agrees to purchase the following Warrants of Citigroup Funding Inc.:
Title of Warrants:
Amount of Warrants (additional Warrants of any series may be issued unless stated to the contrary):
Purchaser:
Offering Price:
Selling Concession (if any):
Reoffering Price:
Indexed Warrant: ☐ Yes (see attached) ☐ No
Place of Delivery of Warrants:
Method of Payment for the Warrants:
[Exercise Price or other amount payable] [amount of securities payable] [amount of commodity payable] by holder per Warrant:
Exercise Period(s) (if any):
— commencing from and including:

— ending on and including:
Exercise Date(s):
Expiration Date:
Automatic Exercise: ☐ Yes (see attached) ☐ No
Settlement through:

Ex. B;

Exercise procedure:
Exercise Settlement Date(s):
Settlement procedure:
Minimum number and multiple of Warrants required to be exercised:
[Amount payable] [amount of securities deliverable] [amount of commodity deliverable] [amount of other proceeds deliverable] per Warrant by Citigroup Funding Inc. upon exercise:
Specified Currency (if other than U.S. dollars):
Dual Currency Warrant: ☐ Yes (see attached) ☐ No
Optional Payment Currency:
Designated Exchange Rate:
Additional terms (if any, whether or not they modify the terms of the Warrant Agreement):
Requirements for delivery, if any, of opinions of counsel, certificates from the Company and the Guarantor or their respective officers or a letter from the Guarantor’s independent registered public accountants:
Other terms:
     The provisions of the Selling Agency Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.
     Between the date of this Agreement and the Issue Date with respect to this Agreement, you will not, without the undersigned’s prior consent, offer, sell, contract to sell or otherwise dispose of any warrants of the Company substantially similar to the Warrants (other than the Warrants to be sold pursuant to this Agreement), except as may otherwise be provided herein.
Date:
[Purchaser]
By:
Accepted: CITIGROUP FUNDING INC.
By:

Ex. B-2

EXHIBIT C
FORM OF AGENT ACCESSION CONFIRMATION — PROGRAM
[date]
To: [Name and address of new Agent]

Re:	Citigroup Funding Inc. Series W-A Warrant Program
Ladies and Gentlemen:
We refer to the Selling Agency Agreement dated as of November 22, 2006 (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”) entered into in respect of the above Warrant Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [ ].
In accordance with Section 2(c) of the Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of an Agent as if originally named as such under the Agency Agreement.
Yours faithfully,
CITIGROUP FUNDING INC.

By: __________________________________ Name: Title:

cc:	Paying Agent
Warrant Agent
Existing Agent(s)
DTC Agent
Guarantor

Ex. C

EXHIBIT D
FORM OF AGENT ACCESSION LETTER — PROGRAM
[date]
To: Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, NY 10013

Re:	Citigroup Funding Inc. Series W-A Warrant Program
Ladies and Gentlemen:
We refer to the Selling Agency Agreement dated as of November 22, 2006, entered into in respect of the above Warrant Program and made among Citigroup Funding Inc. (the “Company”), Citigroup Inc. and the Agent party thereto (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”).
We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

—	a copy of the Agency Agreement;

—	a copy of all documents referred to in Section 5 of the Agency Agreement; and

—	a letter in a form approved by ourselves from each of the legal advisers referred to in Section 5 of the Agency Agreement addressed to ourselves and giving us the full benefit of the existing legal opinions as of the date of such existing legal opinions, and have found them to our satisfaction.
For the purposes of Section 9 of the Agency Agreement our notice details are as follows: [insert name, address, telephone, fax, email address and attention].
In consideration of the Company appointing us as an Agent under the Agency Agreement, we hereby undertake, for the benefit of the Company, the Guarantor and [the Agent] [each of the other Agents], that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Warrants.

Ex. D

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.
Yours faithfully,
[Name of new Agent]

By:
Name:
Title:

cc:	Paying Agent
Warrant Agent
Existing Agent(s)
DTC Agent
Guarantor

Ex. D-2

EXHIBIT E
FORM OF AGENT ACCESSION CONFIRMATION — WARRANT ISSUE
[date]
To: [Name and address of new Agent]

Re:	Citigroup Funding Inc. Series W-A Warrant Program
Ladies and Gentlemen:
We refer to the Selling Agency Agreement dated as of November 22, 2006 (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”) entered into in respect of the above Warrant Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [ ].
In accordance with Section 2(c) of the Agency Agreement we hereby confirm that, with effect from the date hereof solely in respect of the issue of [ ] Warrants due [ ] (the “Issue”), you shall become a party to, and an Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent in relation to the Issue as if originally named as such under the Agency Agreement.
Such appointment is limited to the Issue and is not for any other issue of Warrants of the Company pursuant to the Agency Agreement and such appointment will terminate upon issue of the Warrants comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.
Yours faithfully,
CITIGROUP FUNDING INC.

By:
Name:
Title:

cc:	Paying Agent
Warrant Agent
DTC Agent
Guarantor

Ex. E

EXHIBIT F
FORM OF AGENT ACCESSION LETTER — WARRANT ISSUE
[date]
Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, NY 10013
Attention: Assistant Treasurer

Re:	Series W-A Warrant Program
Ladies and Gentlemen:
We refer to the Selling Agency Agreement dated as of November 22, 2006, entered into in respect of the above Warrant Program and made among the Company, Citigroup Inc. and the Agent party thereto (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”).
We confirm that we are in receipt of the documents referenced below (except to the extent that we have waived delivery of such documents):

—	a copy of the Agency Agreement; and

—	a copy of all documents referred to in Section 5 of the Agency Agreement and have found them to our satisfaction.
For the purposes of Section 9 of the Agency Agreement our notice details are as follows: [insert name, address, telephone, fax, email address and attention].
In consideration of the Company appointing us as an Agent solely in respect of the issue of [           ] Warrants due [           ] (the “Issue”) under the Agency Agreement, we hereby undertake, for the benefit of the Company, the Guarantor and [the Agent] [each of the other Agents], that in relation to the Issue we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement.
We acknowledge that such appointment is limited to the Issue and is not for any other issue of Warrants of the Company pursuant to the Agency Agreement and that such appointment will terminate upon issue of the Warrants comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Ex. F

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.
Yours faithfully,
[Name of new Agent]

By:
Title:

cc:	Paying Agent
Warrant Agent
DTC Agent
Guarantor

Ex. F-2

EXHIBITS G-J
FORMS OF OPINIONS, CERTIFICATES AND COMFORT LETTERS